UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 26, 2019

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 SE 6th Way

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NAUTILUS, INC.

FORM 8-K

Item 1.02	Termination of a Material Definitive Agreement.

The information in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019, the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) accepted the resignation of Bruce Cazenave, the Company’s Chief Executive Officer, from his positions as an officer and director effective March 1, 2019 (the “Resignation Date”). In accordance with the terms of the Executive Employment Agreement, dated May 30, 2011, by and between the Company and Mr. Cazenave, he will be entitled to receive (i) his salary accrued through the Resignation Date, (ii) the ability to utilize any accrued but unused vacation prior to the Resignation Date, (iii) reimbursement of expenses properly incurred prior to the Resignation Date, and (iv) any benefits payable upon termination of employment under any employee benefit plan or policy maintained by the Company.

On February 26, 2019, M. Carl Johnson, III, was appointed as the Company’s interim Chief Executive Officer, effective as of March 2, 2019, and, in connection therewith, the Company accepted his resignation from the Board’s Compensation Committee.

Mr. Johnson, 70, joined the Board in July 2010, and currently serves as the Chairman of the Board. In October 2015, Mr. Johnson retired as Executive Vice President, Marketing and Chief Growth Officer of Big Heart Pet Brands, now a division of J.M. Smucker Company. In this role he had line and operating responsibility for the company’s widely distributed brands, and the innovation, marketing and creative services, consumer and customer insights, communications and government relations groups, and the company’s Canadian subsidiary. He joined Del Monte Foods, a privately owned manufacturer and marketer of processed foods, and the predecessor of Big Heart Pet Brands, in November 2011 as Executive Vice President, Brands. From 2001 until April 2011, Mr. Johnson served as Senior Vice President and Chief Strategy Officer of the Campbell Soup Company, a producer of canned soups and related products, where he had direct responsibility for corporate strategy, research and development, quality, corporate marketing services, licensing, and e-business. Mr. Johnson joined Campbell from Kraft Foods, where he ran three successively larger business divisions. Mr. Johnson serves as an executive committee member of the Agricultural Sustainability Institute, University of California, Davis. Mr. Johnson is a trustee of the Adelphic Educational Fund, Wesleyan University, which grants scholarships and supports educational, literary and artistic programs. He is also a member of the Steering Committee of the Kilts Center for Marketing at the University of Chicago Graduate School of Business, which provides scholarships to top marketing students and helps the school steer its marketing curriculum. Mr. Johnson is also a member of the Nutrition Round Table, Harvard T.H. Chan School of Public Health, Harvard University. Mr. Johnson earned his B.A. degree in Government and Economics from Wesleyan University, and his M.B.A. degree from the University of Chicago.

Prior to accepting Mr. Cazenave’s resignation, the Board had begun the search for its next Chief Executive Officer in accordance with its existing succession planning procedures, and the Board is continuing to work with a leading executive search firm to assist in identifying and evaluating candidates.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

March 1, 2019	By:	/s/ Sidharth Nayar
Date		Sidharth Nayar
Chief Financial Officer
(Principal Financial and Accounting Officer)